                               CONTRACT SCHEDULE
                 GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

EFFECTIVE DATE:                        [May 15, 2008]

GMDB RIDER CHARGE:                     [0.60%]

LAST HIGHEST ANNIVERSARY DATE:         [Owner's (or oldest Joint Owner's or
                                       Annuitant's if owner is a non-natural
                                       person) [81/st/] birthday]

ANNUAL INCREASE
ACCUMULATION RATE:                     [ %]

LAST INCREASE DATE:                    [Contract Anniversary prior to the
                                       Owner's (or oldest Joint Owner's or
                                       Annuitant's if owner is a non-natural
                                       person) [91/st/] birthday]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                 [ %] to the Contract Anniversary prior
                                       to the Owner's (or oldest Joint Owner's
                                       or Annuitant's if the Owner is a non-
                                       natural person) 91/st/ birthday and 0%
                                       thereafter.

GMDB FIRST OPTIONAL STEP-UP DATE:      [1st Anniversary following the
                                       Effective Date]

GMDB OPTIONAL STEP-UP WAITING PERIOD:  [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:          [80]

MAXIMUM OPTIONAL STEP-UP CHARGE:       [1.50%]

ALLOCATION, TRANSFER AND REBALANCING
------------------------------------
LIMITS:
-------

   GMIB SUBACCOUNTS:                   [EDCA
                                       BlackRock Money Market
                                       Cyclical Growth and Income ETF Portfolio
                                       MetLife Defensive Strategy Portfolio
                                       MetLife Moderate Strategy Portfolio
                                       Strategic Conservative Growth Portfolio
                                       Strategic Growth and Income Portfolio]

   PLATFORM 1 MINIMUM PERCENTAGE:      [20%]

   PLATFORM 1 SUBACCOUNTS:             [BlackRock Money Market Portfolio
                                       BlackRock Bond Income Portfolio
                                       PIMCO Total Return Portfolio
                                       PIMCO VIT Low Duration Portfolio]

   PLATFORM 2 MAXIMUM PERCENTAGE:      [80%]

   PLATFORM 2 SUBACCOUNTS:             [AIM V.I. International Growth Fund
                                       Capital Guardian U.S. Equity Portfolio
                                       Cyclical Growth and Income ETF Portfolio
                                       Cyclical Growth ETF Portfolio

MLIU-EDB (4/08)

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                                       Davis Venture Value Portfolio
                                       Fidelity VIP Equity-Income Portfolio
                                       Jennison Growth Portfolio
                                       Julius Baer International Stock
                                       Portfolio
                                       Legg Mason Partners Aggressive Growth
                                       Portfolio
                                       Legg Mason Value Equity Portfolio
                                       Lord Abbett Bond Debenture Portfolio
                                       Lord Abbett Growth and Income Portfolio
                                       Met/AIM Capital Appreciation Portfolio
                                       MetLife Defensive Strategy Portfolio
                                       MetLife Moderate Strategy Portfolio
                                       MetLife Stock Index Portfolio
                                       MFS(R) Research International Portfolio
                                       Oppenheimer Capital Appreciation
                                       Portfolio
                                       PIMCO VIT High Yield Portfolio
                                       PIMCO VIT StocksPLUS(R) Growth and
                                       Income Portfolio
                                       Putnam VT Growth and Income Fund
                                       Strategic Conservative Growth Portfolio
                                       Strategic Growth and Income Portfolio
                                       Strategic Growth Portfolio
                                       T. Rowe Price Large Cap Growth Portfolio
                                       Templeton Foreign Securities Fund
                                       Van Kampen Comstock Portfolio
                                       Western Asset Management Strategic Bond
                                       Opportunities Portfolio]

   PLATFORM 3 MAXIMUM PERCENTAGE:      [10%]

   PLATFORM 3 SUBACCOUNTS:             [Lazard Mid Cap Portfolio
                                       Lord Abbett Mid Cap Value Portfolio
                                       Putnam VT Vista Fund
                                       T. Rowe Price Mid Cap Growth Portfolio
                                       Van Kampen Mid Cap Growth Portfolio]

   PLATFORM 4 MAXIMUM PERCENTAGE:      [10%]

   PLATFORM 4 SUBACCOUNTS:             [BlackRock Strategic Value Portfolio
                                       Clarion Global Real Estate Portfolio
                                       Franklin Templeton Small Cap Growth
                                       Portfolio
                                       Met/AIM Small Cap Growth Portfolio
                                       MFS(R) Emerging Markets Equity Portfolio
                                       T. Rowe Price Small Cap Growth Portfolio
                                       Third Avenue Small Cap Value Portfolio]

MLIU-EDB (4/08)